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                                                             EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-69894, No. 33-15392, No. 33-20516, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No.
33-26923, No. 33-49273, No. 33-56987 and No. 333-01065) and Form S-
3 (SEC File No. 33-33931, No. 33-50115 and No. 33-58491) of The St.
Paul Companies, Inc., of our reports dated January 29, 1996, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which reports appear in the December 31, 1995 annual report on Form 10-K of The St. Paul Companies, Inc. Our reports refer to changes in the method of accounting for certain investments.



Minneapolis, Minnesota                 /s/ KPMG Peat Marwick LLP
March 13, 1996                         -------------------------
                                           KPMG Peat Marwick LLP